Exhibit 99.1

NEWS RELEASE

CONTACT:          Patrick Scanlon, Senior Vice President, Controller
Penseco Financial Services Corporation
(570) 346-7741

FOR RELEASE:     4:00 P.M. Eastern Time: April 28, 2010

Penseco Financial Services Corporation Reports Earnings as of March 31, 2010

SCRANTON, PA, April 28, 2010 -- Penseco Financial Services Corporation (OTC Bulletin Board: PFNS) (the “Company”), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, reported an increase in net income of $2,540,000 for the three months ended March 31, 2010 to $2,981,000 or $.91 per share compared with $441,000 or $.21 per share from the year ago period. The increase in net income was primarily attributed to the Company’s acquisition of Old Forge Bank, which was completed on April 1, 2009 (the “Merger”).

Net income from core operations (“operating earnings”), which is a non-GAAP measure of net income, increased $1,520,000 for the three months ended March 31, 2010 to $2,981,000 compared to $1,461,000 for the same period of 2009. Operating earnings for the three months ended March 31, 2010 have been positively impacted by the Merger. A reconciliation of the non-GAAP financial measures of operating earnings, operating return on assets, operating return on equity and dividend payout ratio are described within the non-GAAP reconciliation schedule included within this press release.

Net Interest Income

Pre-provision net interest income increased $2,453,000 or 40.9% largely due to an increased loan portfolio of $155.4 million from Old Forge Bank. Net interest income, after provision for loan losses, increased $3,121,000 or 62.4% during the 2010 period, partly from a $668,000 reduction in the provision for loan losses, increased interest and fees on loans and reduced interest expense from lower borrowing costs.

Non-Interest Income

Total non-interest income increased $301,000 or 12.5% to $2,711,000 for the three months ended March 31, 2010, compared with $2,410,000 for the same period in 2009. Trust department income increased $70,000 or 22.6% due to increased business coupled with higher market values. Service charges on deposit accounts increased $193,000 or 56.9% primarily due to the increased number of accounts resulting from the Merger and increased service charge activity. Brokerage fee income decreased $47,000 or 40.2% mostly due to a lower volume of investor activity. Other fee income increased $63,000 or 22.0% mainly from increased debit card discounts related to the increased number of accounts resulting from the Merger. Bank-owned life insurance income increased $43,000 or 54.4% due to the Merger.

Non-Interest Expenses

Total non-interest expenses decreased $87,000 or 1.2% to $7,037,000 for the three months ended March 31, 2010 compared with $7,124,000 for the same period of 2009. Salaries and employee benefits expense increased $695,000 or 28.0% mainly due to increased salaries resulting from additional employees as a result of the Merger. Expense of premises and fixed assets increased $159,000 or 20.1% due to information technology system upgrades along with additional depreciation as a result of the Merger. Merchant transaction expenses decreased $46,000 or 5.4% due to lower processing costs. Merger related costs decreased $1,335,000 from the year ago period. FDIC insurance assessments increased $105,000 or 65.2% in 2010. Other operating expenses increased $335,000 or 22.3% partly from increased bank shares tax of $64,000, increased professional services of $80,000, and amortization of core deposit intangible expense of $93,000 along with increased general operating expenses.

Asset Quality

The allowance for loan losses at March 31, 2010 was $6,500,000 or 1.07% of total loans compared to $6,050,000 or 1.41% of total loans at March 31, 2009. Management believes the allowance for loan losses is adequate. The reserve for credit losses, which includes the allowance for loan losses plus a credit discount for loans acquired in the Merger, equaled $11,983,000 or 1.96% of total loans at March 31, 2010.

Non-accrual loans equaled $2,269,000 or 0.38% of loans at March 31, 2010 an increase of $1,387,000 from $882,000 or 0.21% of loans at March 31, 2009. If interest on those loans had been accrued, such income would have been $311,000 and $85,000 for the three months ended March 31, 2010 and March 31, 2009, respectively. There were no commitments to lend additional funds to individuals whose loans are in non-accrual status.

Net loan charge-offs amounted to $128,000 or 0.02% of average outstanding loans for the three months ended March 31, 2010 compared to $221,000 or 0.05% at March 31, 2009 and were primarily student loans of $116,000 in 2010 as compared to real estate loans of $162,000 in 2009.

During the second quarter of 2008, the Company was notified that The Education Resources Institute, Inc. (TERI), a guarantor of a portion of our student loan portfolio, had filed for reorganization under Chapter 11 of the Federal Bankruptcy Act. At March 31, 2010, the Company had $7.8 million of TERI loans out of a total student loan portfolio of $17.9 million. These loans are placed on non-accrual status when they become more than 90 days past due. At March 31, 2010 there was $137,000 of such loans placed on non-accrual status.

Income Tax Expense

Applicable income taxes increased $969,000 for the three months ended March 31, 2010 primarily due to higher earnings and the effect of $1,335,000 of costs associated with the Merger recorded in the first quarter of 2009.

PENSECO FINANCIAL SERVICES CORPORATION

FINANCIAL HIGHLIGHTS
(unaudited)
(in thousands, except per share amounts)

March 31,	March 31,	Inc / (Dec)%
2010	2009	$	Change

PERFORMANCE RATIOS
Return on Average Assets	1.35%	0.28%	382.14%
Return on Average Equity	10.04%	2.37%	323.63%
Net Interest Margin	4.19%	3.99%	5.01%
Efficiency Ratio	63.04%	84.73%	-25.60%

STOCKHOLDERS' VALUE
Net Income	$2,981	$441	$2,540	575.96%
Earnings per share	0.91	0.21	0.70	333.33%
Dividends Per Share	0.42	0.42	-	0.00%
Book Value Per Share	36.35	34.14	2.21	6.47%
Tangible Book Value Per Share	27.74	34.12	(6.38)	-18.70%
Market Value Per Share	34.10	33.90	0.20	0.59%
Market Value/Book Value	93.81%	99.30%	-5.53%
Market Value/Tangible Book Value	122.93%	99.36%	23.72%
Price Earnings Multiple	9.37	x	40.36	x	-76.78%
Dividend Payout Ratio	46.15%	200.00%	-76.93%
Dividend Yield	4.93%	4.96%	-0.60%

SAFETY AND SOUNDNESS
Stockholders' Equity/Assets	13.49%	11.31%	19.27%
Tangible Equity/Tangible Assets	10.63%	11.31%	-6.01%
Total Capital/Risk Weighted Assets	17.16%	19.09%	-10.11%
Tier 1 Capital/Risk Weighted Assets	16.01%	17.84%	-10.26%
Tier 1 Capital/Average Assets	10.59%	11.90%	-11.01%
Non-performing Assets/Total Assets	0.36%	0.21%	71.43%
Non-performing loans to period end loans	0.38%	0.21%	80.95%
Allowance for loan losses to period end loans	1.07%	1.41%	-24.11%
Allowance for credit losses to total loans	1.96%	1.41%	39.01%

BALANCE SHEET HIGHLIGHTS
Total Assets	$882,828	$648,293	$234,535	36.18%
Total Investments	198,088	168,852	29,236	17.31%
Net Loans	598,315	423,236	175,079	41.37%
Allowance for Loan Losses	6,500	6,050	450	7.44%
Total Deposits	648,527	435,087	213,440	49.06%
Stockholders' Equity	119,092	73,331	45,761	62.40%

PENSECO FINANCIAL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except per share amounts)
	March 31,	March 31,
	2010	2009
ASSETS
Cash and due from banks	$12,781	$9,186
Interest bearing balances with banks	2,161	2,114
Federal funds sold	-	-
Cash and Cash Equivalents	14,942	11,300
Investment securities:
Available-for-sale, at fair value	154,902	108,272
Held-to-maturity (fair value of $45,289
and $63,170, respectively)	43,186	60,580
Total Investment Securities	198,088	168,852
Loans, net of unearned income	604,815	429,286
Less: Allowance for loan losses	6,500	6,050
Loans, Net	598,315	423,236

Bank premises and equipment	12,701	10,647
Other real estate owned	1,058	474
Accrued interest receivable	3,867	3,344
Goodwill	26,398	-
Cash surrender value of life insurance	14,514	7,762
Other assets	12,945	22,678
Total Assets	$882,828	$648,293
LIABILITIES
Deposits:
Non-interest bearing	$109,524	$72,621
Interest bearing	539,003	362,466
Total Deposits	648,527	435,087
Other borrowed funds:
Repurchase agreements	19,195	35,319
Short-term borrowings	25,988	28,468
Long-term borrowings	63,291	70,141
Accrued interest payable	1,300	1,042
Other liabilities	5,435	4,905
Total Liabilities	763,736	574,962
STOCKHOLDERS' EQUITY
Common stock; $ .01 par value, 15,000,000 shares authorized,
3,276,079 shares issued and outstanding at March 31, 2010 and
2,148,000 shares issued and outstanding at March 31, 2009	33	21
Surplus	48,865	10,819
Retained earnings	69,691	64,284
Accumulated other comprehensive income	503	(1,793)
Total Stockholders' Equity	119,092	73,331
Total Liabilities and Stockholders' Equity	$882,828	$648,293

PENSECO FINANCIAL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)
	Three Months Ended
	March 31,
	2010	2009
INTEREST INCOME
Interest and fees on loans	$8,686	$6,284
Interest and dividends on investments:
U.S. Treasury securities and U.S. Agency obligations	719	878
States & political subdivisions	1,139	861
Other securities	11	14
Interest on Federal funds sold	-	-
Interest on balances with banks	2	3
Total Interest Income	10,557	8,040
INTEREST EXPENSE
Interest on time deposits of $100,000 or more	433	278
Interest on other deposits	974	943
Interest on other borrowed funds	699	821
Total Interest Expense	2,106	2,042
Net Interest Income	8,451	5,998
Provision for loan losses	328	996
Net Interest Income After Provision for Loan Losses	8,123	5,002
NON-INTEREST INCOME
Trust department income	380	310
Service charges on deposit accounts	532	339
Merchant transaction income	1,194	1,208
Brokerage fee income	70	117
Other fee income	350	287
Bank-owned life insurance income	122	79
Other operating income	61	70
Realized gains (losses) on securities, net	2	-
Total Non-Interest Income	2,711	2,410
NON-INTEREST EXPENSES
Salaries and employee benefits	3,173	2,478
Expense of premises and fixed assets	950	791
Merchant transaction expenses	811	857
Merger related costs	-	1,335
FDIC insurance assessments	266	161
Other operating expenses	1,837	1,502
Total Non-Interest Expenses	7,037	7,124
Income before income taxes	3,797	288
Applicable income taxes	816	(153)
Net Income	$2,981	$441
Weighted average shares outstanding	3,276,079	2,148,000
Earnings per Common Share	$0.91	$0.21
Cash Dividends Declared Per Common Share	$0.42	$0.42

PENSECO FINANCIAL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(unaudited)
(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders' Equity

Balance, December 31, 2008	$21	$10,819	$64,745	$(1,943)	$73,642

Comprehensive income:
Net income	-	-	441	-	441
Other comprehensive income, net of tax
Unrealized gains on securities, net of
reclassification adjustment	-	-	-	150	150
Other comprehensive income				150	150

Comprehensive income					591

Cash dividends declared ($0.42 per share)	-	-	(902)	-	(902)

Balance, March 31, 2009	$21	$10,819	$64,284	$(1,793)	$73,331

Balance, December 31, 2009	$33	$48,865	$68,086	$413	$117,397

Comprehensive income:
Net income	-	-	2,981	-	2,981
Other comprehensive income, net of tax
Unrealized gains on securities, net of
reclassification adjustment	-	-	-	90	90
Other comprehensive income				90	90

Comprehensive income					3,071

Cash dividends declared ($0.42 per share)	-	-	(1,376)	-	(1,376)

Balance, March 31, 2010	$33	$48,865	$69,691	$503	$119,092

(See accompanying Notes to Unaudited Consolidated Financial Statements)

Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates twelve offices in Lackawanna, Luzerne, Wayne and Monroe counties. The Company’s stock is traded on the OTC Bulletin Board Market, under the symbol, “PFNS”.

Safe Harbor Forward-Looking Statements

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential". For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Non-GAAP Financial Measures

Certain financial measures for 2009 contained in this Form 8-K exclude costs related to the Company’s acquisition of Old Forge Bank on April 1, 2009. Financial measures which exclude the above referenced items have not been determined in accordance with generally accepted accounting principles (“GAAP”) and are therefore non-GAAP financial measures. Management of the Company believes that investors’ understanding of the Company’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company’s ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

Merger costs of $1,335,000 for the three months ended March 31, 2009, related to the acquisition of Old Forge Bank, consist primarily of investment banking costs, system conversion costs, valuation services, legal and accounting fees and severance payments.

NON-GAAP RECONCILIATION SCHEDULE
PENSECO FINANCIAL SERVICES CORPORATION
(unaudited)
(in thousands)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Three Months Ended
	March 31,
	2010	2009	Change
Net interest income after provision for loan losses	$8,123	$5,002	$3,121
Non-interest income	2,711	2,410	301
Non-interest expense	(7,037)	(7,124)	87
Income tax (provision) benefit	(816)	153	(969)
Net income	2,981	441	2,540

Adjustments
Non-interest expense
Merger related costs	-	(1,335)	1,335
Total Adjustments pre-tax	-	(1,335)	1,335
Income tax provision (benefit)1	-	315	(315)
After tax adjustments to GAAP	-	(1,020)	1,020
Adjusted net income	$2,981	$1,461	$1,520

Return on Average Assets	1.35%	0.93%
Return on Average Equity	10.04%	7.84%
Dividend Payout Ratio	46.15%	61.76%

Return on average equity (ROE) and return on average assets (ROA) for the three months ended March 31, 2010 was 10.04% and 1.35%, respectively. ROE was 2.37% (7.84% excluding the Merger costs) and ROA was 0.28% (0.93% excluding the Merger costs) for the same period last year. The dividend payout ratio was 46.15% and was 200.00% (61.76% excluding the Merger costs) for the same period last year.

1 Income tax effect calculation is 34% except for the portion of the merger costs that are non-deductible.